EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces Third Quarter 2016 Financial Results

MIDVALE, Utah, Nov. 17, 2016 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the “Company”) (Nasdaq:SPWH) today announced financial results for the thirteen weeks and thirty-nine weeks ended October 29, 2016.

For the thirteen weeks ended October 29, 2016:

  Net sales increased by 13.0% to $217.2 million from $192.1 million in the third quarter of fiscal year 2015. Same store sales increased by 2.1% over the same period.

  Income from operations increased 7.2% to $20.5 million from $19.2 million in the third quarter of fiscal year 2015. Adjusted income from operations, which excludes expenses related to the Company’s secondary offering in the third quarter of fiscal 2015 (see "GAAP and Non-GAAP Measures"), increased 3.3% to $20.5 million from $19.9 million in the prior year period.

  The Company opened five new stores in the third quarter of fiscal year 2016 and ended the quarter with 75 stores in 20 states, a unit increase of 17.2% from the end of the third quarter of fiscal year 2015.

  Interest expense decreased to $3.4 million from $3.7 million in the third quarter of fiscal year 2015.

  Net income increased 10.2% to $10.5 million from $9.5 million in the third quarter of fiscal year 2015. Adjusted net income increased 5.3% to $10.5 million from $10.0 million in the third quarter of fiscal year 2015. Adjusted net income excludes offering costs related to the Company’s secondary offering incurred during the third quarter 2015.

  Diluted earnings per share increased 8.7% to $0.25 from $0.23 in the third quarter of fiscal year 2015. Adjusted diluted earnings per share (see "GAAP and Non-GAAP Measures") increased 4.2% to $0.25 from $0.24 in the third quarter of fiscal 2015.

  Adjusted EBITDA increased 8.3% to $26.1 million from $24.1 million in the third quarter of fiscal year 2015 (see "GAAP and Non-GAAP Measures").

John Schaefer, President and Chief Executive Officer, stated: "We are very pleased with our third quarter results as we again met each of our financial targets while maintaining and, in some cases, improving category level gross margins against an industry backdrop that remained very promotional at both the national and the local level. We believe our unique localization strategy, efficient business model and disciplined execution allowed us to continue to take share in our hard goods as well as apparel and footwear categories in the third quarter, as we further strengthen our position as the high growth retailer in the outdoor sporting goods segment of the retail marketplace.”

Mr. Schaefer continued, “We continue to make progress on our strategic priorities that enhance both our in store experience and e-commerce platform, which are resonating with our customer. As we look toward the fourth quarter and beyond, we remain focused on building on our track record of consistently delivering against our operational and financial goals.”

For the thirty nine weeks ended October 29, 2016:

  Net sales increased by 12.1% to $558.6 million from $498.2 million in the corresponding period of fiscal year 2015. Same store sales increased by 1.1% in the first three quarters of fiscal year 2016 compared to the same period of fiscal year 2015.

  Income from operations increased 6.4% to $39.6 million from $37.2 million in the first three quarters of fiscal year 2015. Adjusted income from operations, which excludes expenses related to the Company's secondary offerings in April 2016 and September 2015, as well as the reversal of an accrual related to a litigation matter in the second quarter of 2015 (see “GAAP and Non-GAAP Measures”), increased 17.1% to $39.7 million as compared to $33.9 million in the first three quarters of fiscal year 2015.

  The Company opened eleven new stores in the first three quarters of fiscal year 2016.

  Interest expense decreased to $10.1 million from $10.6 million in the first three quarters of fiscal year 2015.

  Net income increased 16.8% to $19.1 million from $16.4 million in the first three quarters of fiscal year 2015. Adjusted net income, which excludes expenses related to the Company's secondary offerings in April 2016 and September 2015, as well as the reversal of an accrual related to a litigation matter in the second quarter of 2015, net of taxes, and prior-year tax credits (see “GAAP and Non-GAAP Measures”), increased 29.9% to $18.7 million during the first three quarters of fiscal year 2016 compared to adjusted net income of $14.4 million in the corresponding period of fiscal year 2015.

  Diluted earnings per share increased 15.4% to $0.45 from diluted earnings per share of $0.39 in the first three quarters of fiscal year 2015. Adjusted diluted earnings per share (see “GAAP and Non-GAAP Measures”), increased 29.4% to $0.44 from adjusted diluted earnings per share of $0.34 in the first three quarters of fiscal year 2015.

  Adjusted EBITDA increased 19.2% to $55.9 million from $46.9 million in the first three quarters of fiscal year 2015.

Balance sheet highlights as of October 29, 2016:

  Total debt: $220.3 million consisting of $85.3 million outstanding under the Company’s revolving credit facility and $135.0 million outstanding under the term loan, net of unamortized discount and debt issuance costs.
  Total liquidity (cash plus $25.4 million of availability on revolving credit facility): $28.1 million

Fourth Quarter and Fiscal Year 2016 Outlook:

For the fourth quarter of fiscal year 2016, net sales are expected to be in the range of $230.0 million to $235.0 million based on same store sales change in the range of (1.0%) to 1.0% compared to the corresponding period of fiscal year 2015. Net income is expected to be in the range of $11.4 million to $12.6 million. Earnings per diluted share is expected to be $0.27 to $0.30 on a weighted average of approximately 42.6 million estimated common shares outstanding.

For fiscal year 2016, net sales are expected to be in the range of $789.0 million to $794.0 million based on same store sales change in the range of 0.0% to 2.0% compared to fiscal year 2015. Net income is expected to be in the range of $30.5 million to $31.7 million, with diluted earnings per share of $0.72 to $0.75. Adjusted net income is expected to be in the range of $30.0 million to $31.2 million with adjusted earnings per diluted share of $0.71 to $0.74 (see “GAAP and Non-GAAP Measures”) on a weighted average of approximately 42.5 million estimated common shares outstanding.

Conference Call Information:

A conference call to discuss third quarter 2016 financial results is scheduled for today, November 17, 2016, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted income from operations, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this release include, but are not limited to, our outlook for the fourth quarter and full fiscal year 2016.  Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the Company’s expansion into new markets and planned growth, current and future government regulations,  risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 30, 2016 which was filed with the SEC on March 24, 2016 and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right quality, brand name hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Thirteen Weeks Ended				For the Thirty-Nine Weeks Ended

	October 29, 2016	% of net sales	October 31, 2015	% of net sales	October 29, 2016	% of net sales	October 31, 2015	% of net sales

Net sales	$217,161	100.0%	$192,122	100.0%	$558,580	100.0%	$498,215	100.0%
Cost of goods sold	142,896	65.8%	125,557	65.4%	369,658	66.2%	330,497	66.3%
Gross profit	74,265	34.2%	66,565	34.6%	188,922	33.8%	167,718	33.7%

Operating expenses:
Selling, general and administrative expenses	53,719	24.7%	47,396	24.6%	149,348	26.7%	130,515	26.1%
Income from operations	20,546	9.5%	19,169	10.0%	39,574	7.1%	37,203	7.6%
Interest expense	(3,402)	(1.6%)	(3,659)	(1.9%)	(10,132)	(1.8%)	(10,567)	(2.1%)
Income before income tax expense	17,144	7.9%	15,510	8.1%	29,442	5.3%	26,636	5.5%
Income tax expense	(6,630)	(3.1%)	(5,969)	(3.1%)	(10,313)	(1.8%)	(10,255)	(2.1%)
Net income	$10,514	4.8%	$9,541	5.0%	$19,129	3.5%	$16,381	3.4%

Earnings per share
Basic	$0.25		$0.23		$0.45		$0.39
Diluted	$0.25		$0.23		$0.45		$0.39

Weighted average shares outstanding
Basic	42,245		42,004		42,125		41,953
Diluted	42,558		42,362		42,465		42,286

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	October 29, 2016	January 30, 2016
Current assets:
Cash and cash equivalents	$2,691	$2,109
Accounts receivable, net	469	469
Merchandise inventories	304,044	217,794
Prepaid expenses and other	4,725	9,337
Deferred income taxes	-	3,001
Total current assets	311,929	232,710
Property and equipment, net	83,446	62,432
Deferred income taxes	4,902	2,263
Definite lived intangible assets, net	2,569	3,923
	$402,846	$301,328
	.	.
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$71,408	$46,698
Accrued expenses	54,168	42,480
Income taxes payable	1,276	1,779
Revolving line of credit	85,313	25,263
Current portion of long-term debt, net of discount and debt issuance costs	983	8,683
Current portion of deferred rent	3,291	3,018
Total current liabilities	216,439	127,921

Long-term liabilities:
Long-term debt, net of discount, debt issuance costs, and current portion	133,970	146,333
Deferred rent credit, net of current portion	33,875	29,133
Total long-term liabilities	167,845	175,466
Total liabilities	384,284	303,387

Stockholders’ equity (deficit):
Common stock	422	420
Additional paid-in capital	79,249	77,757
Accumulated deficit	(61,109)	(80,236)
Total stockholders’ equity (deficit)	18,562	(2,059)
	$402,846	$301,328

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	October 29, 2016	October 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$19,129	$16,381
Adjustments to reconcile net income to net
cash used in operating activities:
Depreciation and amortization	8,808	7,210
Amortization of discount on debt and deferred financing fees	932	552
Amortization of Intangible	1,354	1,354
Change in deferred rent	5,015	1,413
Deferred taxes	362	1,725
Excess tax benefits from stock-based compensation arrangements	(449)	(283)
Stock based compensation	2,463	1,671
Change in assets and liabilities:
Accounts receivable, net	-	32
Merchandise inventory	(86,250)	(67,973)
Prepaid expenses and other	4,492	1,656
Accounts payable	24,709	33,408
Accrued expenses	4,346	(1,029)
Income taxes	(54)	7,739
Net cash provided by (used in) operating activities	(15,143)	3,856

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(30,757)	(29,820)
Proceeds from sale-leaseback transactions	2,741	7,764
Net cash used in investing activities	(28,016)	(22,056)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on LOC	60,050	7,777
Increase in book overdraft	5,535	12,566
Issuance of common stock per employee stock purchase plan	258	-
Excess tax benefits from stock-based compensation	-	283
Payment of withholdings on restricted stock units	(1,228)	(1,036)
Principal payments on long-term debt	(20,874)	(1,200)
Net cash provided by financing activities	43,741	18,390

Net change in cash and cash equivalents	582	190
Cash and cash equivalents at beginning of year	2,109	1,751
Cash and cash equivalents at end of period	$2,691	$1,941

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended

	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Income from operations	$20,546	$19,169	$39,574	$37,203
Secondary offering expenses (1)	-	727	143	727
Litigation accrual reversal (2)	-	-	-	(4,000)
Adjusted income from operations	$20,546	$19,896	$39,717	$33,930

Reconciliation of GAAP net income and GAAP diluted weighted average shares outstanding to adjusted net income and adjusted weighted average shares outstanding:

Numerator:
Net income	$10,514	$9,541	$19,129	$16,381
Secondary offering expenses (1)	-	727	143	727
Prior year tax credits (3)	-	-	(602)	-
Litigation accrual reversal (2)	-	-	-	(4,000)
Less tax impact of the above items	-	(280)	-	1,260
Adjusted net income	$10,514	$9,988	$18,670	$14,368

Denominator:
Diluted weighted average shares outstanding	42,558	42,362	42,465	42,286

Reconciliation of earnings per share:
Dilutive earnings per share	$0.25	$0.23	$0.45	$0.39
Impact of adjustments to numerator	-	0.01	(0.01)	(0.05)
Adjusted earnings per share	$0.25	$0.24	$0.44	$0.34

Reconciliation of net income to adjusted EBITDA:
Net income	$10,514	$9,541	$19,129	$16,381
Interest expense	3,402	3,659	10,132	10,567
Income tax expense	6,630	5,969	10,313	10,255
Depreciation and amortization	3,696	3,033	10,162	8,564
Stock-based compensation expense (4)	906	594	2,463	1,671
Pre-opening expenses (5)	985	606	3,509	2,697
Secondary offering expenses (1)	-	727	143	727
Litigation accrual reversal (2)	-	-	-	(4,000)
Adjusted EBITDA	$26,133	$24,129	$55,851	$46,862

(1) Expenses paid by us in connection with a secondary offering of our common stock by affiliates of Seidler Equity Partners III, L.P.
(2) Based on the court’s most recent judgment in our favor regarding the Lacey Marketplace litigation, we determined that the likelihood of loss in this case is not probable, and, as such, we reversed the previous accrual of $4.0 million in our results for the 13 weeks and 26 weeks ended August 1, 2015.
(3) Tax credits recognized in the current year that were not previously taken in prior years.
(4) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan and Employee Stock Purchase Plan.
(5) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of fourth quarter and 2016 full year guidance:

	Estimated Q4 '16		Estimated FY '16

	Low	High	Low	High

Numerator:
Net income	$11,370	$12,600	$30,500	$31,700
Secondary offering expenses (1)	-	-	143	143
Prior year tax credits (2)	-	-	(602)	(602)
Adjusted net income	$11,370	$12,600	$30,041	$31,241

Denominator:
Diluted weighted average shares outstanding	42,600	42,600	42,500	42,500

Reconciliation of earnings per share:
Diluted earnings per share	$0.27	$0.30	$0.72	$0.75
Impact of adjustments to numerator and denominator	-	-	(0.01)	(0.01)
Adjusted diluted earnings per share	$0.27	$0.30	$0.71	$0.74

(1) Expenses paid by us in connection with a secondary offering of our common stock by affiliates of Seidler Equity Partners III, L.P.

(2) Tax credits recognized in the current year that were not previously taken in prior years.

Investor Contact:
ICR, Inc.
Farah Soi/Rachel Schacter
(203) 682-8200
investors@sportsmanswarehouse.com